Exhibit 10.1

AMENDMENT NO. 5 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AMENDMENT NO. 5 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of July 13, 2026 (this

“Amendment No. 5”), is entered into by and among flyExclusive, Inc., a Delaware corporation (“Parent”), FlyX Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), Jet.AI Inc., a Delaware corporation (the “Company”), and Jet.AI SpinCo, Inc., a Delaware corporation and, as of the date of this Amendment No. 5, wholly owned Subsidiary of the Company (“SpinCo”). Each of the foregoing parties is referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

A.
Parent, Merger Sub, the Company and SpinCo entered into an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of May 6, 2025, as amended by that Amendment No. 1, dated July 30, 2025, that Amendment No. 2, dated October 10, 2025, that Amendment No. 3, dated January 13, 2026, and that Amendment No.

4, dated February 11, 2026 (the “Merger Agreement”).

B.
The Parties now desire to amend the Merger Agreement on the terms and conditions set forth in this Amendment No. 5 in accordance with Section 11.5(b) of the Merger Agreement.

AMENDMENTS:

Therefore, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, receipt of which is acknowledged, the parties to this Amendment No. 5 hereby agree as follows:

1.
Defined Terms:

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.

2.
Amendments to the Merger Agreement
(a)
Section 3.3(b) is hereby amended by adding the following subsections at the end thereof:

“(i) Deficit Net Liquidation Proceeds. Notwithstanding anything to the contrary contained herein, for purposes of preparing the Closing Net Cash Statement and calculating the Proposed Amounts, (x) to the extent there are Deficit Net Liquidation Proceeds from the full sale of the entirety of the Equity Investment, then the value of the Equity Investment included in Net Cash shall be equal to the Deficit Net Liquidation Proceeds; and (y) to the extent there are Deficit Net Liquidation Proceeds from the partial sale of the Equity Investment, then the value of the Equity Investment included in Net Cash shall be equal to the sum of the Initial Equity Investment Value not subject to a Liquidation and the Deficit Net Liquidation Proceeds (for example, if half of the Equity Investment is sold, then the calculation would be equal to 50% of the Initial Equity Investment Value plus the Deficit Net Liquidation Proceeds received from the Liquidation of the other half of the Equity Investment). For the avoidance of doubt and after giving effect to this Section 3.3(b)(i), in no event shall the Purchase Price be less than the amount of the Merger Consideration Shares less the Reserve Shares as reflected on the Estimated Net Cash Statement.

(ii)
Surplus Net Liquidation Proceeds. Notwithstanding anything to the contrary contained herein, for purposes of preparing the Closing Net Cash Statement and calculating the Proposed Amounts, (x) to the extent there are Surplus Net Liquidation Proceeds from the full sale of the entirety of the Equity Investment, then the value of the Equity Investment included in Net Cash shall be equal to the Surplus Net Liquidation Proceeds; and (y) to the extent there are Surplus Net Liquidation Proceeds from the partial sale of the Equity Investment, then the value of the Equity Investment included in Net Cash shall be equal to the sum of the Initial Equity Investment Value not subject to a Liquidation and the Surplus Net Liquidation Proceeds received from a Liquidation (for example, if half of the Equity Investment is sold, then the calculation would be equal to 50% of the Initial Equity Investment Value plus the Surplus Net Liquidation Proceeds received from the Liquidation of the other half of the Equity Investment). For the avoidance of doubt and after giving effect to this Section 3.3(b)(ii), in no event shall the Purchase Price be greater than an amount equal to the sum of (i) the Initial Purchase Price and (ii) the maximum Additional Merger Consideration Shares issuable pursuant to Section 3.3(e).
(iii)
No Liquidation. Notwithstanding anything to the contrary contained herein, for purposes of preparing the Closing Net Cash Statement and calculating the Proposed Amounts, to the extent there is no Liquidation of the Equity Investment, then the value of the Equity Investment included in Net Cash shall be equal to the Initial Equity Investment Value.
(b)
The following definitions are added to Annex A of the Merger Agreement:

“Equity Investment” means SpinCo’s indirect equity investment in Space Exploration Technologies Corporation held through VERSO Capital 2 SCSP pursuant to that certain Equity Certificates Subscription Agreement, dated April 7, 2026, by and between the Company VERSO Capital 2 SCSP and VERSO Management Ltd.

“Deficit Net Liquidation Proceeds” means the aggregate gross proceeds actually received by Parent or any of its Subsidiaries (including SpinCo) from the Liquidation of the Equity Investment following the Closing, net of all reasonable and documented out-of-pocket costs, fees and expenses incurred by Parent or any of its Subsidiaries in connection with such sale, transfer, redemption or other disposition (including brokerage fees, transfer taxes and legal fees), provided that such aggregate gross proceeds (after the netting out of the aforementioned costs, fees and expenses) are less than the Initial Equity Investment Value.

“Initial Equity Investment Value” means the value attributed to the Equity Investment in the Estimated Net Cash Statement for purposes of calculating the Estimated Net Cash.

“Liquidation” means a sale, transfer, redemption or other disposition.

“Surplus Net Liquidation Proceeds” means the aggregate gross proceeds actually received by Parent or any of its Subsidiaries (including SpinCo) from the Liquidation of the Equity Investment following the Closing, net of all reasonable and documented out-of-pocket costs, fees and expenses incurred by Parent or any of its Subsidiaries in connection with such sale, transfer, redemption or other disposition (including brokerage fees, transfer taxes and legal fees), provided that such aggregate gross proceeds (after the netting out of the aforementioned costs, fees and expenses) are greater than the Initial Equity Investment Value.

3.
No Other Changes.

The Parties hereby acknowledge and agree that the other terms and provisions of the Merger Agreement shall not be affected and shall continue in full force and effect.

4.
Counterparts, Signatures.

This Amendment No. 5 may be executed in two or more counterparts (including by electronic or .pdf transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of any signature page by facsimile, electronic or .pdf transmission shall be binding to the same extent as an original signature page

5.
Other Provisions.

Sections 11.1, 11.2, 11.7, and 11.8 of the Merger Agreement are incorporated by reference into and made a part of this Amendment No. 5, mutatis mutandis.

[Signature Page Follows.]

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and SpinCo have caused this Amendment No. 5 to be signed by their respective officers or representatives thereunto duly authorized as of the date first written above.

PARENT:

FLYEXCLUSIVE, INC.

By: /s/ Thomas James Segrave, Jr. Name: Thomas James Segrave, Jr.

Title: Chief Executive Officer

MERGER SUB:

FLYX MERGER SUB, INC.

By: /s/ Thomas James Segrave, Jr. Name: Thomas James Segrave, Jr.

Title: Chief Executive Officer

COMPANY:

JET.AI INC.

By: /s/ Michael Winston

Name: Michael Winston

Title: Executive Chairman

SPINCO:

JET.AI SPINCO, INC.

By: /s/ Michael Winston

Name: Michael Winston

Title: Executive Chairman